ne mission. Advancing an inspired pipeline of novel IL-1β therapies focused on treating unmet medical needs. CORPORATE OVERVIEW June 2026 | AVALO THERAPEUTICS, INC. (AVTX) Exhibit 99.2

Forward-Looking Statements This presentation includes forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond our control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to our plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: therapeutic potential, clinical benefits and safety profiles of abdakibart (AVTX-009) and AVTX- 010; expectations regarding timing, success and data announcements of ongoing preclinical studies and clinical trials; the preliminary cross-study assessments comparing non- head-to-head clinical data of abdakibart to published data for lutikizumab, sonelokimab, povorcitinib, bimekizumab, secukinumab and adalimumab; integration of abdakibart and AVTX-010 into our operations; drug development costs, reliance on investigators and enrollment of patients in clinical trials; our plans to develop and commercialize our current and any future product candidates and the implementation of our business model and strategic plans for our business, current; and any future product candidates. Any forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements including, without limitation, risks associated with: the timing and anticipated results of our current and future preclinical studies and clinical trials, supply chain, strategy and future operations; the delay of any current and future preclinical studies or clinical trials or the development of our product candidates; the risk that the results of prior preclinical studies and clinical trials may not be predictive of future results in connection with current or future preclinical studies and clinical trials, including those for abdakibart, the risk that cross-trial comparisons may not be reliable as no head-to-head trials have been conducted comparing abdakibart to lutikizumab, sonelokimab, povorcitinib, bimekizumab, secukinumab and adalimumab, and Phase 3 clinical data for abdakibart may not be directly comparable to clinical data of lutikizumab, sonelokimab, povorcitinib, bimekizumab, secukinumab and adalimumab due to differences in molecule composition, trial protocols, dosing regimens, and patient populations and characteristics; plans to advance AVTX-010 into clinical trials; the timing of an IND submission for AVTX-010 in the first half of 2027; the timing and outcome of any interactions with regulatory authorities; obtaining, maintaining and protecting our intellectual property; the availability of funding sufficient for our operating expenses and capital expenditure requirements, reliance on key personnel; regulatory risks; general economic and market risks and uncertainties, including those caused by the war in Ukraine and the Middle East; and those other risks detailed in our filings with the Securities and Exchange Commission, available at www.sec.gov. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. In addition, any forward-looking statements represent our view only as of today and should not be relied upon as representing its views as of any subsequent date. You should not rely upon forward-looking statements as predictions of future events and actual results or events could differ materially from the plans, intentions and expectations disclosed herein. Except as required by applicable law, we expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Certain information contained in this presentation and statements made orally during this presentation relate to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. This presentation contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. 2

Avalo Therapeutics: Advancing IL-1β Inhibition for Immune-Mediated Inflammatory Diseases

IL-1β is a key immunoregulator with broad potential and established class safety

Two drug candidates with potential for best-in-class and best-in disease profile

- **Abdakibart: Positive Phase 2 topline data** in moderate-to-severe Hidradenitis Suppurativa (HS); potentially leading efficacy, safety and dosing profile
- **AVTX-010: Long-acting next generation anti-IL-1β mAb** expected to advance to IND in 1H 2027

Avalo is targeting diseases of significance, like HS, that offer high growth and opportunity for meaningful patient impact

- HS market expected to grow to > $10B by 2035[1]
- Avalo continues to evaluate the potential of IL-1β inhibition across additional indications with high unmet need

Capitalized to deliver on upcoming milestones

- Phase 3 initiation and AVTX-010 IND in 1H 2027
- $431.3M financing in May 2026; cash runway is expected to fund operations into 2029 including anticipated Phase 3 topline data avalo THERAPEUTICS

1. HS Market Research 2026. Avalo Data on File. Projected figures are based on management estimates and internal analyses, which rely on certain assumptions regarding growth in diagnosis and treated populations, biologic penetration rates and market dynamics

3

Avalo Management Team 4 A proven track record of successful leadership, product development, and commercialization in pharma and biotech Colleen Matkowski SVP, Global Regulatory Affairs, Quality Assurance Dino C. Miano, PhD SVP, CMC, Technical Operations Chris Sullivan Chief Financial Officer Mittie Doyle, MD Chief Medical Officer Paul Varki Chief Legal Officer Garry A. Neil, MD Chief Executive Officer Jennifer Riley Chief Strategy Officer 220+ Years of experience in biotech/pharmaAshley Ivanowicz SVP, Human Resources Taylor Boyd Chief Business Officer Kathleen Cohen SVP, Clinical Development Operations

Abdakibart: Building a New Standard in HS C O N F I D E N T I A L 5

Abdakibart: Building a New Standard in HS

Targeted Mechanism

- IL-1β (not IL-1α) is a key immunoregulator in HS, based on preclinical and clinical evidence[1,2,3]



Abdakibart
(AVTX-009)
highly potent, specific inhibitor of IL-1β

Compelling & Consistent Efficacy Response

- **42.5% (p=0.004) combined HiSCR75 and 61.7% (p=0.0009) combined HiSCR50** were observed in the phase 2 LOTUS study in moderate-to-severe HS, the highest absolute response rates observed in a study of this size or larger
- All secondary endpoints were statistically significant or numerically favorable
- Response rates similar across doses and regardless of prior biologic exposure

Favorable Safety Profile

- ~500 patients studied in phase 1 and phase 2 trials[4-8]
- Abdakibart was well-tolerated. No adverse events related to neutropenia, serious or opportunistic infections

Simple Monthly Dosing

- Potential for differentiated and patient friendly monthly dosing regimen starting at treatment initiation

HS, hidradenitis suppurativa; IL, interleukin; HiSCR, Hidradenitis Suppurativa Clinical Response.
Note: The combined HiSCR50 abdakibart versus placebo analysis was performed post-hoc; Limitations exist in cross-trial comparisons across different phases of development.

1. Vossen ARJV, et al. J Invest Dermatol. 2020;140(7):1463-1466.e2; 2. Kelly G, et al. Br J Dermatol. 2015;173(6):1431-1439; 3. Kimball AB, et al. Presented at: American Academy of Dermatology; March 8-12, 2024; San Diego, CA; 4. Sloan-Lancaster J, et al. Diabetes Care. 2013;36(8):2239-2246; 5. Data on file; 6. NCT04983732. Clinicaltrials.gov. Accessed September 5, 2024. https://clinicaltrials.gov/study/NCT04983732; 7. NCT00942188. Clinicaltrials.gov. Accessed September 5, 2024. https://clinicaltrials.gov/study/NCT00942188; 8. NCT00380744. Clinicaltrials.gov. Accessed September 5, 2024. https://clinicaltrials.gov/study/NCT00380744.

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HS has Higher Growth and is Less Saturated than Other Dermatology I&I Markets 7 0% 5% 10% 15% 20% HS +18%1 Atopic dermatitis +9%2 Psoriasis +3%2 HS, hidradenitis suppurativa; U.S., United States. 1.HS Market Research 2026. Avalo Data on File. Projected figures are based on management estimates and internal analyses, which rely on certain assumptions regarding growth in diagnosis and treated populations, biologic penetration rates and market dynamics; Nguyen TV, et al. J Eur Acad Dermatol Venereol. 2021;35(1):50-61; 2. Evaluate Pharma; 3. FDA approval history as of June 2026 Comparison of Dermatology Projected Market Growth Rates (2025-2032 CAGR) • HS projected to be a $10B+ Global Therapeutics Market by 20351 • HS affects an estimated 1–4% of the population globally2 • ~100K biologic treated moderate-to- severe HS patients today in the U.S., increasing to ~40% share of segment1 • High unmet need and growth in diagnosis and treatment evidenced by the rapid adoption and quickly growing use of Cosentyx® and Bimzelx® Number of FDA advanced therapies for moderate-to- severe disease3 3 7 15

Chronic Inflammation in HS Progresses to Tissue Destruction

DISEASE PROGRESSION

Nodule



Formed from follicular blockage

Abscess



Follicular rupture

Tunnels



Formed from progressing abscesses

Infection and malodorous discharge

Scarring

Long-term inflammatory dysregulation

Continued extracellular matrix breakdown and remodeling

Areas commonly affected by HS include[4]:


Nape of neck
Breast/chest
Armpit
Back
Abdomen
Buttocks and anus
Groin and genitals
Inner thighs

Photos from Mendes-Bastos P, et al. Front Med (Lausanne). 2024;11:1403455; Ovadja ZN, et al. Brit J Dermatol. 2019;181:243-244; Cotter C, Walsh S. Skin Health and Disease. 2021;1(1):e7. CC-BY-4.0 License.1. Diaz MJ, et al. *Curr Issues Mol Biol.* 2023;45:4400-4415; 2. Agnese ER, et al. *Cureus.* 2023;15(11):e49390; 3. de Oliveira ASLE, et al. *Biomolecules.* 2022;12(10):1371; 4. Ingram JR, et al. *J Eur Acad Dermatol Venereol.* 2022;36(9):1597-1605.

8

Persistent Unmet Need in HS Despite Current Anti-TNF and Anti-IL-17 Biologic Therapies 9 HS, hidradenitis suppurativa. aCurrent HS biologics include Bimzelx®, Cosentyx®, Humira®. 1. Porter M, et al. presented at SHSA 2022, 2 Kimball AB et al., Presented at EADV 2023, 3. Kimball AB, et al. Lancet. 2024;403(10443):2504-2519; 4. Avalo Research, n=100 HS Treating physicians A Minority of Moderate to Severe HS Patients Obtain a Partial Response on Current HS Biologics Treatmentsa,1,2,3 % of Physicians Ranking Symptom Among Top 3 Most Burdensome to Patients Pain, Fistula and Malodorous Discharge Among the Most Burdensome HS Symptoms 4 23-36% Proportion of patients achieving HiSCR75 64-77% Proportion of patients not achieving HiSCR75 #1 Pain 73% #2 Draining Fistula 56% #3 Smell / Odor 43% #4 Inflammatory Nodules 40% #5 Abscesses 34% #6 Frequency of Flares 33%

IL-1β Plays a Central Role in the Pathophysiology of HS

- IL-1β is a key driver of the inflammatory cascade that leads to the destruction of the pilosebaceous unit
- IL-1β gene expression is up to 100x increased in HS lesions compared to skin in healthy controls[1,2]
- IL-1β is upstream of IL-17 and TNFα, both major effectors of inflammation[3]
- Clinical benefit in HS has been observed with anti-IL-1 drugs[4]


Exogenous factors
Smoking
Visceral adipose deposition
Microbiome dysregulation
Endogenous factors
Hormones
Insulin resistance
Metabolic stress
Macrophages
Inflammasome
Caspase-1
IL-1 (inactive)
IL-1β
POSITIVE FEEDBACK LOOP
Keratinocytes Fibroblasts
IL-8
Neutrophils
IL-1β (inflammasome independent)
IL-17
BAFF
NETosis
MMP
M1 macrophages
TNFα
IL-23
TH17 Cells
IL-17
IL-22
TNFα
INFLAMMATION

DAMP, damage-associated molecular pattern molecule; DC, dendritic cell; HS, hidradenitis suppurativa; IL, interleukin; R, receptor; PAMP, pathogen-associated molecular pattern molecule.
Figure adapted from Agnese ER et al. Cureus. 15(11):e49390. Creative Commons license, CC-BY 4.0.

1. Vossen ARJV, et al. *J Invest Dermatol.* 2020;140(7):1463-1466.e2; 2. Kelly G, et al. *Br J Dermatol.* 2015;173(6):1431-1439; 3. Agnese ER et al. *Cureus.* 15(11):e49390; 4. Kimball AB, et al. Presented at: American Academy of Dermatology; March 8-12, 2024; San Diego, CA.

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0% 20% 40% 60% IL-1β is the Predominant IL-1 Isoform that Drives Chronic Inflammation in HS 11 HiSCR, hidradenitis suppurativa clinical response; HS, hidradenitis suppurativa; IL, interleukin; mAb, monoclonal antibody; QW, weekly, Q2W, every other week; wk, week. aFigure adapted from Kim JK et al. Creative commons license. CC-BY 4.0. 1. Kim JK, et al. JACI 2023;152:656-666; 2. ClinicalTrials.gov identifier: NCT04988308. Accessed September 5, 2024. https://clinicaltrials.gov/study/NCT04988308. IL-1 Expression in HS Skin1,a • IL-1β expression is elevated in HS skin vs no elevation of IL-1α1 • Suggests that anti-IL-1β agents may be more effective than anti-IL-1α in HS Phase 2 (interim analysis) NCT04988308 TRIAL 35/10535/105n/N 16 wk16 wkTime Lack of Clinical Data Supporting IL-1α Targeting in HS (HiSCR75) IL-1α Bermekimab2 1050 mg QW TNFα Adalimumab comparator 80 mg QW IL-1β IL-1α • Bermekimab, an IL-1α specific mAb, performed no better than placebo in a Phase 2 study with adalimumab comparator arm1,2 E xp re ss io n le ve l E xp re ss io n le ve l P ro p or tio n of p a tie nt s ac hi ev in g en dp oi n t Placebo Investigational drug (placebo adjusted)

Phase 2 LOTUS Study Designed to Evaluate the Efficacy and Safety of Abdakibart Treatment in Participants with Moderate-to-Severe HS

LOTUS

Primary Study Endpoint

Primary Endpoint: Proportion of participants achieving HiSCR75 at 16 weeks

Key Inclusion Criteria

- HS symptoms for ≥ 6 months prior to screening
- Total AN count of ≥ 5 at baseline
- HS lesions must be present in ≥ 2 distinct anatomic areas
- At least one HS lesion that is Hurley stage II or III
- Enrollment of patients who are both biologic naïve and biologic experienced


Screening
day -28
to day -7
R
1:1:1
N=253
Abdakibart 600 mg SC loading dose then 300 mg SC Q4W
Abdakibart 300 mg SC loading dose then 150 mg SC Q2W
Placebo
6-week safety
follow-up
Last Dose
EOT
EOS
WEEK
0
2
4
6
8
10
12
14
16
18
20

AN, abscess and inflammatory nodule; EOS, end of study; EOT, end of treatment; HiSCR, Hidradenitis Suppurativa Clinical Response; Q2W, every 2 weeks; Q4W, every 4 weeks; R, randomize; SC, subcutaneous.
ClinicalTrials.gov/NCT06603077.

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Demographic and Baseline Characteristics

LOTUS

	Placebo	Abdakibart			All Subjects
	N=86	**150mg Q2W** N=83	**300mg Q4W** N=84	**Combined** N=167	N=253
Age (years, mean)	37.7	38.4	39.0	38.7	38.4
Gender, female (%)	52.3	66.3	63.1	64.7	60.5
Race, white (%)	66.3	65.1	75.0	70.1	68.8
BMI (kg/m^2, mean)	33.9	36.4	34.9	35.7	35.1
Current smoker (%)	47.7	38.6	42.9	40.7	43.1
Duration HS diagnosis (years, mean)	6.9	9.1	7.8	8.4	7.9
Prior biologics use* (%)	30.2	39.8	39.3	39.5	36.4
Concomitant Oral Antibiotic for HS (%)	5.8	7.2	4.8	6.0	5.9
Hurley Stage III (%)	40.7	42.2	44.0	43.1	42.3
AN count (mean)	13.8	13.5	14.0	13.8	13.8
DT count (mean)	2.8	2.7	3.2	3.0	2.9
Pain (NRS, mean)	5.5	5.1	5.2	5.2	5.3
hs-CRP (mg/L, mean)	17.5	13.6	13.3	13.5	14.8

Q2W, every 2 weeks; Q4W, every 4 weeks; BMI, body mass index; AN, abscess and inflammatory nodule; DT, draining tunnel; hs-CRP, high sensitivity C-reactive protein
*Prior treatment with adalimumab, secukinumab, and/or bimekizumab for the treatment of HS.

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Primary Endpoint of HiSCR75 at Week 16 was Met for Each Active Dose Group and Both Groups Combined 14 Δ Difference between treatment arm and placebo; NRI: Non-response Imputation, Q2W, every 2 weeks; Q4W, every 4 weeks. Subjects who receive systemic rescue medication for HS or who discontinue due to an adverse event or lack of efficacy are treated as non-responders. Subjects with missing data are imputed as non-responders. Difference in responder rate and p-value are obtained using a Mantel-Haenszel (MH) test stratified by the randomization stratification factors. 25.6% 42.2% 42.9% 42.5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% Placebo n=86 Abdakibart 150 mg Q2W n=83 Abdakibart 300 mg Q4W n=84 Combined Abdakibart Across Dose Arms n=167 H iS C R 75 R es po n de rs at W e ek 1 6 (N R I) ∆ 17.0%, p = 0.004 ∆ 17.2%, p = 0.015 ∆ 16.7%, p = 0.018

0% 10% 20% 30% 40% 50% STOP HS-2 Phase 3 STOP HS-1 Phase 3 Phase 2VELA-2 Phase 3 VELA-1 Phase 3 BE HEARD II Phase 3 BE HEARD I Phase 3 SUNSHINE Phase 3 SUNRISE Phase 3 PIONEER II Phase 3 PIONEER I Phase 3 LOTUS Phase 2TRIAL 208/619 202/608 39/15337/153276/417283/421291/509289/505181/361180/363163/326153/30784/25383/253 Sample Size Arm/Total Cross-Trial HiSCR75 Comparison Demonstrates Strong Efficacy 15 *NS, not statistically significant; HiSCR, hidradenitis suppurativa clinical response; IL, interleukin; JAK1, janus kinase 1; TNF, tumor necrosis factor; QD, daily; QW, weekly, Q2W, every other week; Q4W, every 4 weeks. Note: Data are derived from separate clinical trials with differences in design and patient populations. No head-to-head clinical trials have been conducted to date; cross-trial comparison limitations exist. All timepoints are at week 16 with the exception of povorcitnib (week 12). 1. LOTUS study. Avalo, unpublished data; 2. Porter M, et al. SHSA 2022, Poster 3814; 3. Kimball AB, et al. EADV Congress 2023, Abstract 4992; 4. Kimball AB, et al. Lancet. 2024;403(10443):2504-2519; 5. Moonlake VELA 1/2 Readout, September 29, 2025; 6. . Kimball AB, et al. JAMA Dermatol. Published online March 18, 2026; 7. Incyte STOP-HS1/2 Readout, March 17, 2025. P ro po rt io n of p at ie nt s ac hi ev in g H iS C R 75 Investigational drug Placebo response rate for study Sonelokimab5Bimekizumab4 Povorcitinib7Abdakibart1 Lutikizumab6Secukinumab3Adalimumab2 APPROVED HS THERAPIES 42.2% 42.9% 25% 35% 24% 27% 33% 36% 35% 34% *NS 46% Nominal p value 39% Nominal p value 25% *NS 28% SELECT PIPELINE THERAPIES 120 mg Q2W > Q4W320 mg Q2W 75 mg QD300 mg Q2W300 mg Q4W150 mg Q2W 300 mg Q2W 300 mg QW40 mg QW

HiSCR50 Response Rates were Statistically Significant Compared to Placebo in Both Abdakibart Arms 16 Δ Difference between treatment arm and placebo; NRI: Non-response Imputation, Q2W, every 2 weeks; Q4W, every 4 weeks. *The combined abdakibart versus placebo analysis was performed post-hoc. Subjects who receive systemic rescue medication for HS or who discontinue due to an adverse event or lack of efficacy are treated as non-responders. Subjects with missing data are imputed as non-responders. Difference in responder rate and p-value are obtained using a Mantel-Haenszel (MH) test stratified by the randomization stratification factors. 40.7% 59.0% 64.3% 61.7% 0% 10% 20% 30% 40% 50% 60% 70% Placebo n=86 Abdakibart 150 mg Q2W n=83 Abdakibart 300 mg Q4W n=84 Combined Abdakibart Across Dose Arms n=167 H iS C R 50 R es po n de rs at W e ek 1 6 (N R I) ∆ 21.1%, p = 0.0009* ∆ 23.6%, p = 0.001 ∆ 18.5%, p = 0.013

0% 10% 20% 30% 40% 50% 60% 70% STOP HS-2 Phase 3 STOP HS-1 Phase 3 Phase 2VELA-2 Phase 3 VELA-1 Phase 3 BE HEARD II Phase 3 BE HEARD I Phase 3 SUNSHINE Phase 3 SUNRISE Phase 3 PIONEER II Phase 3 PIONEER I Phase 3 LOTUS Phase 2TRIAL 208/619 202/608 39/15337/153276/417283/421291/509289/505181/361180/363163/326153/30784/25383/253 Sample Size Arm/Total Cross-Trial HiSCR50 Comparison Demonstrates Strong Efficacy 17 *NS, not statistically significant; HiSCR, hidradenitis suppurativa clinical response; IL, interleukin; JAK1, janus kinase 1; TNF, tumor necrosis factor; QD, daily; QW, weekly, Q2W, every other week; Q4W, every 4 weeks. Note: Data are derived from separate clinical trials with differences in design and patient populations. No head-to-head clinical trials have been conducted to date; cross-trial comparison limitations exist. All timepoints are at week 16 with the exception of povorcitnib (week 12) 1. LOTUS study. Avalo, unpublished data; 2. Kimball AB, et al. N Engl J Med. 2016;375:422-434; 3. Kimball AB, et al. Lancet. 2023;401(10378):747-761; 4. Kimball AB, et al. Lancet. 2024;403(10443):2504-2519; 5. Moonlake VELA 1/2 Readout, September 29, 2025; 6. Kimball AB, et al. JAMA Dermatol. Published online March 18, 2026; 7. Incyte STOP-HS1/2 Readout, March 17, 2025. P ro po rt io n of p at ie nt s ac hi ev in g H iS C R 50 Sonelokimab5 120 mg Q2W > Q4W Bimekizumab4 320 mg Q2W Povorcitinib7 75 mg QD300 mg Q2W Abdakibart1 300 mg Q4W150 mg Q2W Lutikizumab6 300 mg Q2W 300 mg QW Secukinumab3Adalimumab2 40 mg QW 42% 59% 42% 45% 48% 52% 51% 55% 60% *Nominal p value 49% *Nominal p value 41% *NS 43% 59.0% 64.3% Investigational drug Placebo response rate for study APPROVED HS THERAPIES SELECT PIPELINE THERAPIES

HiSCR75 Improvement Over Placebo Seen as Early as Week 4 for Both Abdakibart Treatment Groups 18 Weeks 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 0 2 4 6 8 10 12 14 16 H iS C R 75 R es po n de rs by V is it (N R I) Placebo n=86 Abdakibart 150 mg Q2W n=83 Abdakibart 300 mg Q4W n=84 42.9%; p = 0.015 42.2%; p = 0.018 25.6% NRI: Non-response Imputation; Q2W, every 2 weeks; Q4W, every 4 weeks. Subjects who receive systemic rescue medication for HS or who discontinue due to an adverse event or lack of efficacy are treated as non-responders. Subjects with missing data are imputed as non-responders. Difference in responder rate and p-value are obtained using a Mantel-Haenszel (MH) test stratified by the randomization stratification factors.

25.6% 26.7% 23.1% 42.2% 48.0% 33.3% 42.9% 41.2% 45.5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% All Patients No Prior Biologic Use* Prior Biologic Use* H iS C R 75 R es po n de rs at W e ek 1 6 (N R I) Placebo Abdakibart 150 mg Q2W Abdakibart 300 mg Q4W n=86 n=83 n=84 n=60 n=50 n=51 n=26 n=33 n=33 HiSCR75 Responses were Similar in Patients with and without Prior Biologic Exposure 19 *Prior biologic use refers to treatment with adalimumab, secukinumab, and/or bimekizumab for the treatment of HS; NRI: Non-response Imputation; Q2W, every 2 weeks; Q4W, every 4 weeks. Subjects who receive systemic rescue medication for HS or who discontinue due to an adverse event or lack of efficacy are treated as non-responders. Subjects with missing data are imputed as non-responders. Difference in responder rate and p-value are obtained using a Mantel-Haenszel (MH) test stratified by the randomization stratification factors.

Key Secondary Endpoints were Statistically Significant or Numerically Improved Compared to Placebo

LOTUS

Secondary Endpoints	Placebo N=86	Abdakibart 150 mg Q2W N=83	Abdakibart 300 mg Q4W N=84
IHS4 change from Baseline (LS mean) [1]	**-8.2**	**-14.5** p = 0.012	**-15.9** p = 0.002
Draining Tunnel Count change from baseline (LS mean) [1]	**-0.6**	**-1.8** p = 0.006	**-1.8** p = 0.008
Flare Rate (NRI) [2]	**37.2%**	**24.1%** Δ -13.3 p = 0.058	**21.4%** Δ -15.8 p = 0.021
AN change from Baseline (LS mean) [3]	**-5.8**	**-7.8** Δ -1.9 p = 0.111	**-9.1** Δ -3.2 p = 0.008
HiSCR90 Responder Rate (NRI) [4]	**14.0%**	**22.9%** Δ 9.2% p = 0.116	**23.8%** Δ 9.7% p = 0.100
PGA Skin Pain NRS30 Responder Rate (NRI) [4,5]	**23.9%**	**27.0%** Δ 4.1% p = 0.586	**37.3%** Δ 13.7% p = 0.076

Δ Difference between treatment arm and placebo; AN, Abscess and Inflammatory Nodule; IHS4: International Hidradenitis Suppurativa Severity Score System; NRI, Non-Response Imputation; NRS, Numerical Rating Scale;.Q2W, every 2 weeks; Q4W, every 4 weeks

1. Least square means are based on a mixed effects model for repeated measures (MMRM).
2. Flare defined as at least a 25% increase in the total AN count, plus an increase of >=2 in AN count compared to baseline. Subjects who receive systemic rescue medication for HS or who discontinue due to an adverse event or lack of efficacy are treated as having a flare. Subjects with missing Week 16 data are imputed as having a flare
3. For the analysis at Week 16, placebo, N=67; abdakibart 150 mg Q2W, N=72; abdakibart 300 mg Q4W N=74.
4. Subjects who receive systemic rescue medication for HS or who discontinue due to an adverse event or lack of efficacy are treated as non-responders. Subjects with missing data are imputed as non-responders.
5. Among subjects with Baseline Pain NRS >=3; placebo, N=71; abdakibart 150 mg Q2W, N=63; abdakibart 300 mg Q4W, N=67. The score is derived from the weekly average of daily responses. Response criteria are met if there is at least a 30% reduction and at least a 1-unit reduction from Baseline.

Difference in rate and p-value are obtained using a Mantel-Haenszel (MH) test stratified by the randomization stratification factors. LS mean, difference in LS mean, and p-value are based on a mixed effects model for repeated measures (MMRM).

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Favorable Safety and Tolerability Profile

Rates of TEAEs, Including SAEs were Similar to Placebo; Few adverse events of special interest

LOTUS

# of Subjects (%)	Placebo N=86	Abdakibart 150 mg Q2W N=83	Abdakibart 300 mg Q4W N=83
Any TEAE*	46 (53.5)	43 (51.8)	46 (55.4)
Any TESAE	2 (2.3)	2 (2.4)	1 (1.2)
Non-cardiac chest pain	0	0	1 (1.2)
Major depressive disorder	0	1 (1.2)	0
Hidradenitis	2 (2.3)	1 (1.2)	0
Any TEAE leading to study drug discontinuation	2 (2.3)	2 (2.4)	1 (1.2)
Deaths	0	0	0

# of Subjects (%)	Placebo N=86	Abdakibart 150 mg Q2W N=83	Abdakibart 300 mg Q4W N=83
Hypersensitivity reaction	0	0	0
Injection site reaction	4 (4.7)	3 (3.6)	5 (6.0)
Leukopenia	0	0	0
Neutropenia	0	0	0
Serious infections	0	0	0
MACE	0	0	0
Malignancy	0	0	0
Opportunistic infections	0	0	0
Tuberculosis	0	0	0

MACE: major adverse cardiovascular event; Q2W, every 2 weeks; Q4W, every 4 weeks; TEAE: Treatment Emergent Adverse Event; TESAE: Treatment Emergent Serious Adverse Event; SAE: Serious Adverse Event
One subject randomized to abdakibart 300 mg Q4W did not receive study drug and therefore is not included in safety population.
*The most common TEAEs reported in both abdakibart arms were headache and nausea. One subject randomized to abdakibart 300 mg Q4W did not receive study drug and therefore is not included in safety population.

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Sonelokimab2Lutikizumab1Abdakibart Day 1 & 15 QW for first four weeks Q2W for first 16 weeks Q2W for first 6 weeks QW for first 16 weeks Single loading dose Loading / induction dosing QW or Q2WQ2W or Q4WQ4WQ4WQW or Q2WQ4W Maintenance dosing 8-147-1086164 Total # of doses in first 16 weeks 26-5016-28171534-5213 Total # of doses in first year of therapy Differentiated Monthly Dosing Regimen Starting at Treatment Initiation 22 1. ClinicalTrials.gov NCT06468228; 2. ClincialTrials.gov NCT06411899; 3. BIMZELX® package insert, UCB Inc. 2024; 4. COSENTYX® package insert, Novartis Pharmaceuticals Corp. 2024; 5. HUMIRA® package insert, AbbVie Inc. 2024 SELECT INVESTIGATIONAL THERAPIES APPROVED HS THERAPIES 3 4 5

AVTX-010: Long Acting Next Generation IL-1β Program C O N F I D E N T I A L 23

AVTX-010: Long-Acting Next Generation IL-1β Program • Engineered anti-IL-1β mAb designed for extended dosing interval • Streamlined path to first-in-human study • Potential new Avalo intellectual property • Planned for development as follow-on to abdakibart in HS as well as in additional IL-1β driven immune-mediated inflammatory disorders • IND submission planned in H1 2027 24IND, investigational new drug application.

Upcoming Milestones C O N F I D E N T I A L 25

Anticipated Upcoming Milestones 26IND, investigational new drug application. 1H 2027 Strong Track Record of Legacy Milestone Execution • Initiate Phase 3 registrational HS program • IND for AVTX-010 2H 2026 • End of Phase 2 regulatory discussions • March 2024 Merger with AlmataBio • July 2024 Active IND for abdakibart • October 2024 First Patient Enrolled in Phase 2 LOTUS Study • October 2025 Enrollment Completed • May 2026 LOTUS Topline Data

Broad Potential for Indication Expansion: Clinical Rationale for IL-1 Targeting Therapies in Additional Disease States

Arthritis Indications

- IL-1 targeting therapies approved in RA and acute gout flare[1,2]
- CANTOS study (Novartis): IL-1β blockage with canakinumab reduced total joint replacements in OA patients with high CRP[3]
- Mechanistic rationale extends to other crystal-induced arthropathies (e.g., CPPD)

Additional Indications with Established Clinical Proof of Concept

- While not a current focus for Avalo, IL-1 targeting therapies approved in rare autoinflammatory diseases (e.g., periodic fevers, DIRA, Still's disease and recurrent pericarditis)[1,2,4]
- CANTOS study (Novartis): canakinumab reduced major CV events in patients with prior MI and elevated CRP[5]
- Additional indications with supporting mechanistic and clinical rationale including inflammatory bowel disease[6]

Avalo is currently assessing additional immunology indications for investment

CRP, C-reactive protein; CV, cardiovascular; DIRA, deficiency of interleukin receptor 1 antagonist; HS, hidradenitis suppurativa; IBD, inflammatory bowel disease; MI, myocardial infarction; OA, osteoarthritis; RA, rheumatoid arthritis.

1. Ilaris. Package insert. Novartis Pharmaceuticals Corporation; 2023; 2. Kineret. Package insert. Swedish Orphan Biovitrum AB; 3. Schieker, et al. Annals of Internal Medicine. 2020;173(7):509-515; 4. Arcalyst. Package insert. Kiniksa Pharmaceuticals (UK), Ltd.; 2021; 5. Ridker, et al. NEJM . 2017;377(12):1119-1131; 6. Mao L, et al. Front Immunol.2018;9:2566.

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Avalo Summary (NASDAQ: AVTX)

IL-1β is a key immunoregulator with broad potential and established class safety

Two drug candidates with potential for best-in-class and best-in disease profile

- **Abdakibart: Positive Phase 2 topline data** in moderate-to-severe Hidradenitis Suppurativa (HS); potentially leading efficacy, safety and dosing profile
- **AVTX-010: Long-acting next generation anti-IL-1β mAb** expected to advance to IND in 1H 2027

Avalo is targeting diseases of significance, like HS, that offer high growth and opportunity for meaningful patient impact

- HS market expected to grow to > $10B by 2035[1]
- Avalo continues to evaluate the potential of IL-1β inhibition across additional indications with high unmet need

Capitalized to deliver on upcoming milestones

- Phase 3 initiation and AVTX-010 IND in 1H 2027
- $431.3M financing in May 2026; cash runway is expected to fund operations into 2029 including anticipated Phase 3 topline data

1. HS Market Research 2026. Avalo Data on File. Projected figures are based on management estimates and internal analyses, which rely on certain assumptions regarding growth in diagnosis and treated populations, biologic penetration rates and market dynamics

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NASDAQ: AVTX www.avalotx.com 29

Appendix 30

Key Financial Metrics 31 1. Cash, cash equivalents and investments, common shares outstanding, preferred shares outstanding, and pre-funded warrants as of May 31, 2026 are preliminary, unaudited and subject to change, 2. Does not include 5.9M of stock options, restricted stock units and performance stock units outstanding resulting in a fully dilutive share count of 68.3M as of May 31, 2026, 3. As of May 29, 2026 since the market was closed on May 31, 2026 Cash, cash equivalents and investments of approximately $479M as of May 31, 20262, provides expected runway into 2029 Number of SharesAs of May 31, 2026 52.6MCommon shares outstanding1Common stock 9.8MPreferred stock & pre-funded warrants1Assuming conversion of preferred stock and pre-funded warrants 62.4MAdjusted common shares outstanding1,2Adjusted share count $15.953Stock price Adjusted market capitalization $995.3MAdjusted market capitalization